Exhibit 99.1

CVD Equipment Corporation Appoints Lawrence Firestone to its Board of Directors

CENTRAL ISLIP, N.Y., (Business Wire) – April 1, 2014 -- CVD Equipment Corporation (Nasdaq:CVV) today announced that Lawrence Firestone has been appointed to its Board of Directors on March 26, 2014. With the addition of Mr. Firestone, the board has six directors.

Mr. Firestone is currently the Chief Executive Officer and President of Firepower Technology, Inc. a provider of power supplies to the high performance computing market. Prior to Firepower Technology, from June 2012 to July 2013, Mr. Firestone was Chief Executive Officer, President and Director of Qualstar Corporation, a provider of power supplies for high performance computing, instrumentation and tape libraries -  markets where large amounts of electronic data are stored and maintained. From February 2011 to May 2012, Mr. Firestone served as Chief Financial Officer of Xiotech Corporation, a supplier of enterprise storage systems. From August 2006 to August 2010, Mr. Firestone was Executive Vice President and Chief Financial Officer of Advanced Energy Industries, Inc., a provider of power conversion devices for the semi-conductor and solar inverter markets. From 1999 until August 2006, Mr. Firestone served as the Senior Vice President and Chief Financial Officer at Applied Films Corporation, a supplier of thin film deposition equipment. Prior to joining Applied Films, from 1996 to 1999, Mr. Firestone served as Vice President and Chief Operating Officer of Avalanche Industries, a contract manufacturer of custom cables and harnesses. Mr. Firestone has previously served as a director on the boards of Qualstar Corporation, Amtech Systems, Inc. and Hyperspace Communications, Inc. from 2004 through 2013. Mr. Firestone received a B.S. degree in Business Administration with a concentration in Accounting from Slippery Rock State College in 1981.

Leonard Rosenbaum, President and Board Chairman of CVD Equipment Corporation (“CVD”) said, "CVD is at the center of some very exciting technological developments, and as our Company continues to grow, Lawrence’s personal energy, business experience, keen market knowledge and financial acumen are valuable additions to our board. We are very pleased to welcome him and look forward to his contribution.”

About CVD Equipment Corporation
CVD Equipment Corporation (NASDAQ: CVV) is a designer and manufacturer of custom and standard state-of-the-art equipment used in the development, design and manufacture of advanced electronic components, materials and coatings for research and industrial applications.  CVD offers a broad range of chemical vapor deposition, gas control, and other equipment that is used by customers to research, design and manufacture semiconductors, solar cells, graphene, carbon nanotubes, nanowires, LEDs, MEMS, smart glass coatings, batteries, ultra capacitors, medical coatings, industrial coatings and equipment for surface mounting of printed circuit components.  CVD’s application laboratory focuses on higher efficiency nano and nano to macro material manufacturing for a wide variety of growth markets, which are marketed through our wholly owned subsidiary CVD Materials Corporation.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking.  All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management.  Potential risks and uncertainties include, among other factors, conditions, success of CVD Equipment Corporation’s growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements.

For further information about CVD Equipment Corporation please contact Karen Hamberg Phone: (631) 981-7081, Fax: (631) 981-7095 or Email: investorrelations@CVDequipment.com or Sales@CVDequipment.com.